Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Shoe Pavilion, Inc. (the “Company”) on Form 10-Q for the period ended October 2, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dmitry Beinus, Chairman and Chief Executive Officer of the Company and I, John D. Hellmann, Vice President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ Dmitry Beinus
Chairman and Chief Executive Officer
November 15, 2004

/s/ John D. Hellmann
Vice President, Chief Financial Officer
November 15, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.